Exhibit 24.1

POWER OF ATTORNEY

October 14, 2020

Each of the undersigned directors and officers of WEC Energy Group, Inc. (the “Company”), hereby severally constitutes and appoints J. Kevin Fletcher, Xia Liu, and Anthony L. Reese, and each of them singly, his or her true and lawful attorneys with full power to them, and each of them singly, to sign for him or her and in his or her names in the capacities indicated below, a Registration Statement on Form S-3 relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 2,500,000 shares of the Company’s common stock, par value $.01 per share, for issuance under the Company’s Stock Plus Investment Plan (the “Registration Statement”), and any and all amendments to the Registration Statement, including any Registration Statement filed pursuant to Rule 462(b) of the Securities and Exchange Commission, and generally to do all such things in his or her names and on his or her behalf to enable the Company to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming his or her signature as it may be signed by his or her said attorneys or any of them, to said Registration Statement and any and all amendments thereto.

Signatures and Titles:

/s/ J. Kevin Fletcher	/s/ Thomas J. Fischer
J. Kevin Fletcher, President and Chief	Thomas J. Fischer, Director
Executive Officer – Principal Executive Officer

/s/ Xia Liu	/s/ Maria C. Green
Xia Liu, Executive Vice President and	Maria C. Green, Director
Chief Financial Officer – Principal Financial Officer

/s/ William J. Guc	/s/ Gale E. Klappa
William J. Guc, Vice President and Controller –	Gale E. Klappa, Executive Chairman of the
Principal Accounting Officer	Board and Director

/s/ Patricia W. Chadwick	/s/ Henry W. Knueppel
Patricia W. Chadwick, Director	Henry W. Knueppel, Director

/s/ Curt S. Culver	/s/ Thomas K. Lane
Curt S. Culver, Director	Thomas K. Lane, Director

/s/ Danny L. Cunningham	/s/ Ulice Payne, Jr.
Danny L. Cunningham, Director	Ulice Payne, Jr., Director

/s/ William M. Farrow III	/s/ Mary Ellen Stanek
William M. Farrow III, Independent Lead Director	Mary Ellen Stanek, Director